Exhibit 10.4

Execution Version

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

dated as of

August 5, 2022

among

BANK OF AMERICA, N.A.,
as Revolving Agent,

FIERA PRIVATE DEBT FUND IV LP and

FIERA PRIVATE DEBT FUND V LP,

as the FPD Lenders

and acknowledged and agreed to by

RADIANT LOGISTICS INC.,

as the Company and the other Grantors referred to herein

TABLE OF CONTENTS

Section 5.13	Counterparts.	19
Section 5.14	[Reserved].	19
Section 5.15	Authorization.	19
Section 5.16	No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights.	20
Section 5.17	No Indirect Actions.	20
Section 5.18	Additional Grantors.	20
Section 5.19	Publication.	20
Section 5.20	Purchase Option.	20

EXHIBITS

Exhibit A - Form of Joinder Agreement (Additional Grantors)

This FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT (this “Agreement”) dated as of August 5, 2022, among BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Revolving Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Revolving Agent”), FIERA PRIVATE DEBT FUND IV LP (“FPD IV”) and FIERA PRIVATE DEBT FUND V LP (“FPD V”), each in its capacity as lender under the applicable Term Loan Documents (collectively, and together with their respective successors and assigns in such capacity, the “FPD Lenders”), and acknowledged and agreed to by RADIANT LOGISTICS INC., a Delaware corporation (the “Company”) and the other Grantors. Capitalized terms used in this Agreement have the meanings assigned to them in Article 1 below.

Reference is made to the Credit Agreement dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among the Company and Radiant Global Logistics, Inc. (“Radiant Global”), as borrowers, certain current and future Subsidiaries of the Company party thereto from time to time (each a “Guarantor Subsidiary” and collectively, the “Guarantor Subsidiaries”), the Lenders party thereto from time to time, the Revolving Agent and the other parties named therein.

Pursuant to Section 2.17 of the Revolving Credit Agreement, the Company and Radiant Global are jointly and severally liable for the Revolving Obligations;

Pursuant to Article X of the Revolving Credit Agreement, the Guarantor Subsidiaries have agreed to guaranty the Guaranteed Obligations (as defined in the Revolving Credit Agreement);

Reference is also made to (i) the Second Amended and Restated Loan Agreement dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “FPD IV Term Loan Agreement”), among Radiant Global Logistics (Canada) Inc. (formerly Wheels International Inc.), an Ontario corporation (“Radiant Canada”), the guarantors from time to time party thereto (the “Term Loan Guarantors”) and FPD IV, pursuant to which FPD IV agreed to make term loans to Radiant Canada and (ii) the Second Amended and Restated Loan Agreement dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “FPD V Term Loan Agreement”, and together with the FPD IV Term Loan Agreement, the “Term Loan Agreements”), among Radiant Canada, the Term Loan Guarantors and FPD V, pursuant to which FPD V agreed to make term loans to Radiant Canada;

The obligations of the Company, Radiant Global and the Guarantor Subsidiaries under the Revolving Credit Agreement and the other Revolving Loan Documents will be secured on a first-priority basis by liens on substantially all the assets of the Company, Radiant Global and the Guarantor Subsidiaries, respectively, pursuant to the terms of the Revolving Collateral Documents;

The obligations of Radiant Canada and the Term Loan Guarantors under the Term Loan Documents will also be secured on a first-priority basis by liens on substantially all the assets of Radiant Canada and the Term Loan Guarantors, respectively, pursuant to the terms of the Term Loan Collateral Documents;

The Revolving Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Revolving Agent (for itself and on behalf of each other Revolving Claimholder) and the FPD

Representative (for itself and on behalf of each other Term Loan Claimholder), intending to be legally bound, hereby agrees as follows:

Article I.

DEFINITIONS

Section 1.1 Certain Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Revolving Credit Agreement (whether or not then in effect), and the following terms which are defined in the UCC or PPSA, as applicable, are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Promissory Note, Instrument, Letter of Credit Right, Securities Entitlement, Securities Account and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Assignment Agreement” has the meaning set forth in Section 5.20(a).

“Bankruptcy Case” has the meaning set forth in Section 2.5(b).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Ontario are authorized or required by law to close.

“Claimholders” means (i) the Revolving Claimholders and (ii) the Term Loan Claimholders.

“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any Collateral Document to secure Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Representative or Claimholder.

“Collateral Documents” means, collectively, (i) the Revolving Collateral Documents and (ii) the Term Loan Collateral Documents.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Control Collateral” means any Shared Collateral in the “control” (within the meaning of Section 9-104, 9-105, 9-106, 9-107 or 8-106 of the UCC of any applicable jurisdiction or under the PPSA of any applicable jurisdiction) of any Representative (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the UCC or the PPSA of any applicable jurisdiction. Control Collateral includes any Deposit Accounts, Futures Accounts (as defined in the PPSA), Securities Accounts, Securities Entitlements, Commodity Accounts, Commodity Contracts, Letter of Credit Rights or Electronic Chattel Paper over which any Representative has “control” under the applicable UCC or PPSA.

“Controlling Claimholders” means (i) at any time when the Revolving Agent is the Controlling Representative, the Revolving Claimholders and (ii) at any other time, the Term Loan Claimholders whose Representative is the Controlling Representative.

“Controlling Representative” means until the Discharge of Revolving Credit Agreement the Revolving Agent, and thereafter the FPD Representative.

“Default” means a “Default” (or similarly defined term) as defined in any Document.

“DIP Financing” has the meaning set forth in Section 2.5(b).

“DIP Financing Liens” has the meaning set forth in Section 2.5(b).

“DIP Lenders” has the meaning set forth in Section 2.5(b).

“Discharge” means, with respect to any of the Obligations, that such Obligations are no longer secured by, and no longer required to be secured by, any Shared Collateral pursuant to the terms of the applicable Documents for such Obligations. The term “Discharged” shall have a corresponding meaning.

“Discharge of Revolving Credit Agreement” means, except to the extent otherwise provided in Section 2.6, the Discharge of the Revolving Obligations.

“Documents” means, collectively, (i) the Revolving Loan Documents and (ii) the Term Loan Documents.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Document.

“FPD Lenders” has the meaning set forth in the introductory paragraph to this Agreement.

“FPD Representative” means FPD IV, and if the Term Loan Obligations owing to FPD IV are paid in full, FPD V shall thereafter be the FPD Representative.

“Grantors” means the Company and each Subsidiary of the Company which has granted or will grant a security interest pursuant to any Collateral Document to secure any Obligations.

“Impairment” has the meaning set forth in Section 2.1(b)(ii).

“Indebtedness” means indebtedness in respect of borrowed money.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Interest Rate Differential” has the meaning set forth in the Term Loan Agreements.

“Intervening Creditor” has the meaning set forth in Section 2.1(b)(i).

“Lien” means any lien (including judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, hypothec, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC or PPSA financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Non-Controlling Claimholders” means the Claimholders which are not Controlling Claimholders.

“Non-Controlling Representative” means, at any time, each Representative that is not the Controlling Representative at such time.

“Obligations” means, collectively, (i) the Revolving Obligations and (ii) the Term Loan Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of any Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC or the PPSA of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of any Representative under the terms of the Collateral Documents.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Revolving Loan Documents or Term Loan Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding.

“PPSA” means the Personal Property Security Act (Ontario); provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Personal Property Security Act as enacted and in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, the term “PPSA” shall mean the Personal Property Security Act as enacted and in effect in such other jurisdiction or the Civil Code of Quebec, as applicable, solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Proceeds” has the meaning set forth in Section 2.1(a).

“Purchase Date” has the meaning set forth in Section 5.20(b).

“Purchase Event” has the meaning set forth in Section 5.20(a).

“Purchase Exercise Notice” has the meaning set forth in Section 5.20(b).

“Purchase Obligations” has the meaning set forth in Section 5.20(a).

“Purchase Price” has the meaning set forth in Section 5.20(c).

“Purchasing Claimholders” has the meaning set forth in Section 5.20(b).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means, at any time, (i) in the case of any Revolving Obligations or the Revolving Claimholders, the Revolving Agent and (ii) in the case of the Term Loan Obligations or the Term Loan Claimholders, the FPD Representative.

“Revolving Agent” has the meaning set forth in the introductory paragraph to this Agreement.

“Revolving Claimholders” means the holders of any Revolving Obligations, including the “Secured Parties” as defined in the Revolving Credit Agreement or in the Revolving Collateral Documents and the Revolving Agent.

“Revolving Collateral Documents” means the Collateral Documents (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Revolving Obligations or to perfect such Lien.

“Revolving Credit Agreement” has the meaning set forth in the second paragraph of this Agreement.

“Revolving Loan Documents” means the Revolving Credit Agreement, each Revolving Collateral Document and the other Loan Documents (as defined in the Revolving Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Obligation.

“Revolving Obligations” means all amounts owing to any party pursuant to the terms of any Revolving Loan Document, including all amounts in respect of any principal, premium, interest, including, without limitation, Post-Petition Interest to the extent allowed or allowable in an Insolvency or Liquidation Proceeding, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, reimbursement obligations in respect of letters of credit issued pursuant to the Revolving Credit Agreement and all amounts owing under any Revolving Secured Hedge Agreement and Revolving Secured Cash Management Agreement and including the “Obligations” as defined in the Revolving Credit Agreement.

“Revolving Secured Cash Management Agreements” means the Secured Cash Management Agreements as defined in the Revolving Credit Agreement.

“Revolving Secured Hedge Agreements” means the Secured Hedge Agreements as defined in the Revolving Credit Agreement.

“Shared Collateral” means, at any time, Collateral in which the Revolving Claimholders and Term Loan Claimholders (or their respective Representatives on behalf of such Claimholders) hold or are required to hold pursuant to the applicable Documents, a valid security interest or Lien at such time.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of such other Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Term Loan Agreements” has the meaning set forth in the fourth paragraph to this Agreement.

“Term Loan Claimholder” means the holders of any Term Loan Obligations and any Representative with respect thereto and shall include the FPD Lenders.

“Term Loan Collateral Documents” means the Security (as defined in the Term Loan Agreements) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Term Loan Obligations or to perfect such Lien.

“Term Loan Documents” means, with respect to the Term Loan Obligations, the Term Loan Agreements, the Term Loan Collateral Documents applicable thereto and each of the other Loan Documents (as that term is defined in each of the Term Loan Agreements) and each other agreement, document and instrument providing for or evidencing any other Term Loan Obligation.

“Term Loan Obligations” means all amounts owing to any Term Loan Claimholder pursuant to the terms of any Term Loan Document, whether now existing or arising hereafter, including all amounts in respect of any principal, interest, including, without limitation, Post-Petition Interest to the extent allowed or allowable in an Insolvency or Liquidation Proceeding, premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Section 1.2 Rules of Interpretation.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof, (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns from time to time, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement, (v)

unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. Without prejudice to the generality of any provision of this Agreement, for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “security interest”, “lien”, “mortgage” and “charge” shall be deemed to include a “hypothec”, (ii) all references to filing, registering or recording financing statements shall be deemed to include publication under the Civil Code of Quebec, and all references to releasing any lien shall be deemed to include a release, discharge and mainlevée of a hypothec, (iii) an “agent” shall be deemed to include a “mandatary” and (iv) all references to “perfection” of or “perfected” liens or security interests shall be deemed to include a reference to an “opposable” or “set up” lien or security interests as against third parties.

Article II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

Section 2.1 Priority of Claims.

(a) Anything contained herein or in any of the Documents to the contrary notwithstanding (but subject to Sections 2.1(b)), if an Event of Default has occurred and is continuing, and the Controlling Representative is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or any Claimholder receives any payment pursuant to any intercreditor agreement (other than this Agreement) or otherwise with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any Shared Collateral received by any Claimholder or received by the Controlling Representative or any Claimholder pursuant to any such intercreditor agreement or otherwise with respect to such Collateral and proceeds of any such distribution to which the Obligations are entitled under any intercreditor agreement (other than this Agreement) or otherwise (all proceeds of any sale, collection or other liquidation of any Collateral comprising either Shared Collateral and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Controlling Representative and not returned to any Grantor under any Document being collectively referred to as “Proceeds”), shall be applied by the Controlling Representative in the following order:

(i) FIRST, to the payment of all amounts owing to each Representative (in its capacity as such) secured by such Shared Collateral, including all reasonable costs and expenses incurred by each Representative (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Document and all fees and indemnities owing to such Representatives, ratably to each such Representative in accordance with the amounts payable to it pursuant to this clause FIRST;

(ii) SECOND, subject to Sections 2.1(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the other Obligations secured by such Shared Collateral, including, without limitation, the Interest Rate Differential provided for under the terms of each of the Term Loan Agreements and, if the amount of such Proceeds are insufficient to pay in full the Obligations so secured then such Proceeds shall be allocated among the Representatives secured by such Shared Collateral, pro rata according to the amounts of such Obligations owing to each such respective Representative and the other

Claimholders represented by it for distribution by such Representative in accordance with its respective Documents; and

(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

For purposes of Section 2.1(a)(ii), in determining the unpaid principal amount of the Obligations, there shall be included an amount equal to the issued but undrawn face amount of any letter of credit outstanding at the time, provided that any money otherwise payable to any Claimholder in respect of any such undrawn face amount shall not be paid by the applicable Representative for such Claimholder but shall be retained by the Representative in a separate account designated “Letter of Credit Subaccount,” and shall be payable to such Claimholder only when unreimbursed drawings occur under the respective letters of credit; provided further that to the extent any such letter of credit shall be canceled or terminated without a drawing in respect of any portion of the respective undrawn stated amount thereof in respect of which amounts have previously been paid into the “Letter of Credit Subaccount,” the money so paid into the “Letter of Credit Subaccount” shall be withdrawn by the applicable Representative and applied in the manner otherwise provided above in this Section 2.1(a).

If, despite the provisions of this Section 2.1(a), any Claimholder shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.1(a), such Claimholder shall hold such payment or recovery in trust for the benefit of all Claimholders for distribution in accordance with this Section 2.1(a).

(b) (i) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Claimholder) has a Lien that is junior in priority to the Lien of any Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Obligations with respect to which such Impairment exists.

(ii) In furtherance of the foregoing and without limiting the provisions of Section 2.3, it is the intention of the Claimholders of the Obligations owing to such Claimholders to (1) bear the risk of any determination by a court of competent jurisdiction that (x) any such Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than the other Obligations), (y) any such Obligations do not have a valid and perfected security interest in any of the Collateral securing any other Obligations and/or (z) any intervening security interest exists securing any other obligations (other than the other Obligations) on a basis ranking prior to the security interest of such Obligations but junior to the security interest of any other Obligations and (2) not take into account for purposes of this Agreement the existence of any Collateral for any other Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (1) or (2) with respect to any Obligations, an “Impairment”); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Obligations shall not be deemed to be an Impairment of only certain Obligations. In the event of any Impairment with respect to any Obligations, the results of such Impairment shall be borne solely by the holders of such Obligations, and the rights of the holders of such Obligations (including the right to receive distributions in respect of such Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Obligations subject to such Impairment. Additionally, in the event the Obligations are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law)), any reference to such Obligations or the Documents governing such Obligations shall refer to such obligations or such documents as so modified.

(c) It is acknowledged that the Obligations may, subject to the limitations set forth in the then existing Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the Claimholders; provided, however, that any such increase, extension, renewal, replacement, restatement, supplement, restructuring, repayment, refund, Refinancing or other amendment or modification shall not, without the prior written consent of the other Representative, change any covenants, defaults or events of default under either of the Term Loan Agreements or the Revolving Credit Agreement, including the addition of covenants, defaults, or events of default not contained in either of the Term Loan Agreements or the Revolving Credit Agreement or other Documents as in effect on the date hereof.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, the PPSA or any Bankruptcy Laws of any jurisdiction, or any other applicable law or the Documents or any defect or deficiencies in the Liens securing the Obligations or any other circumstance whatsoever (but, in each case, subject to Section 2.1(b)), each Claimholder hereby agrees that the Liens securing the Obligations on any Shared Collateral shall be of equal priority and rank.

Section 2.2 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) The Controlling Representative agrees that it will not exercise any rights or remedies under the Collateral Documents or applicable law with respect to Shared Collateral without the consent and direction of the Non-Controlling Representative. The Controlling Representative agrees to administer the Shared Collateral and to make such demands and give such notices under the Collateral Documents as the Non-Controlling Representative may request, and to take such action to enforce the Collateral Documents and to realize upon, collect and dispose of the Shared Collateral or any portion thereof as may be directed by the Non-Controlling Representative. The Controlling Representative shall not be required to take any action that is in the opinion of counsel to the Controlling Representative contrary to law or to the terms of this Agreement or any Collateral Document, or that would in the opinion of such counsel subject the Controlling Representative or any of its officers, employees, agents or directors to liability, and the Controlling Representative shall not be required to take any action under this Agreement or any Collateral Document unless and until the Controlling Representative shall be indemnified to its reasonable satisfaction by the Non-Controlling Claimholders against any and all loss, cost, expense or liability in connection therewith.

(b) The Non-Controlling Representative, for itself and on behalf of the Non-Controlling Claimholders, agrees that the Controlling Representative shall have no liability for acting in accordance with any request by the Non-Controlling Representative (provided such action does not conflict with the express terms of this Agreement or any Collateral Document).

(c) The Controlling Representative may at any time request directions from the Non-Controlling Representative as to any course of action or other matter relating to the exercise of rights and remedies under this Section 2.2 or to the Collateral Documents. Directions given by the Non-Controlling Representative to the Controlling Representative shall be binding on all Non-Controlling Claimholders for all purposes.

(d) Nothing contained in this Agreement shall affect the right (if any) of any Representative or any Claimholder to give the Company or any other applicable Person notice of any default or to accelerate or make demand for payment of its Obligations under any applicable Document. The Representatives, each on behalf of itself and each Claimholder it represents, agrees not to take any action to enforce any term or provision of any Collateral Document or to enforce any of its rights in respect of any Shared Collateral (including any right of set-off) except through the Controlling Representative in accordance with this Agreement.

(e) Neither Representative shall be deemed to have actual or constructive knowledge or notice of the occurrence and continuation of any default or event of default under the Documents to which it not party until it has received written notice thereof from the other Representative party thereto stating that it is a “Notice of Default.” Each Representative, upon receipt of actual knowledge that a default or event of default has occurred and is continuing under its respective Documents, shall promptly deliver to the other Representative a written statement (by personal delivery, electronic transmission, overnight courier or e-mail) describing such default or event of default (provided that failure to do so shall not constitute a waiver of such default or event of default by any Claimholder).

(f) Without limiting the provisions of Section 4.2, the Non-Controlling Representative hereby appoints the Controlling Representative as its agent and authorizes the Controlling Representative to exercise any and all remedies under each Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.

(g) Each of the Representatives (other than the Revolving Agent) agrees that it will not accept any Lien on any Shared Collateral for the benefit of any Obligations (other than funds deposited for the satisfaction, discharge or defeasance of any Document) other than pursuant to the Collateral Documents, and by executing this Agreement (or a Joinder Agreement), each such Representative and the Claimholders for which it is acting hereunder agree to be bound by the provisions of this Agreement and the Collateral Documents applicable to it.

(h) Each of the Claimholders agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Claimholders in all or any part of the Shared Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Representative to enforce this Agreement or (ii) the rights of any Claimholder to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting Obligations.

(i) The foregoing shall not be construed to limit the rights and priorities of any Claimholder or Representative with respect to any Collateral not constituting Shared Collateral.

Section 2.3 No Interference; Payment Over; Exculpatory Provisions.

(a) Each Claimholder agrees that (i) it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity or enforceability of any Obligations or any Collateral Document or the validity, attachment, perfection or priority of any Lien under any Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Claimholder from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law), (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Controlling Representative, (iii) except as provided in Section 2.2, it shall have no right to and shall not otherwise (A) direct the Controlling Representative or any other Claimholder to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to, or object to, the exercise by, or any forbearance from exercising by, the Controlling Representative or any other Claimholder represented by it of any right, remedy or power with respect to any Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Representative or any other Claimholder represented by it seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Representative or any other Claimholder to (i) enforce this Agreement or (ii) contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting Obligations.

(b) Each Claimholder hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral, pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Claimholders having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Representative, to be distributed by such Controlling Representative in accordance with the provisions of Section 2.1(a) hereof, provided, however, that the foregoing shall not apply to any Shared Collateral purchased by any Claimholder for cash pursuant to any exercise of remedies permitted hereunder.

(c) None of any Controlling Representative or any other Claimholder shall be liable for any action taken or omitted to be taken by such Controlling Representative or any other Claimholder with respect to any Collateral in accordance with the provisions of this Agreement.

Section 2.4 Automatic Release of Liens.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, (i) in connection with any enforcement by the Controlling Representative in accordance with the provisions of this Agreement or (ii) in connection with any sale, lease, transfer or other disposition of Shared Collateral permitted under the terms of each of the Documents, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Representative for the benefit of the Obligations upon such Shared Collateral will automatically be released and discharged upon final conclusion of such enforcement proceeding or sale, lease, transfer or other disposition as and when, but only to the extent, such Liens of the Controlling Representative on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.1(a). If in connection with any such foreclosure or other exercise of remedies by the Controlling Representative, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Controlling Representative releases its Lien on the property or assets of such Person, then the Liens of each other Representative (or in favor of such other Claimholders if directly secured by such Liens) with respect to any Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Controlling Representative are released.

(b) Without limiting the rights of the Controlling Representative under Section 4.2, each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Representative to evidence and confirm any release of Shared Collateral or guarantee provided for in this Section.

Section 2.5 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code, any other Bankruptcy Law or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or the use of cash collateral under Section 363 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law), each Claimholder (other than any Controlling Claimholder or any Representative of any Controlling Claimholder) agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a Representative of the Controlling Claimholders shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Claimholders, each Non-Controlling Claimholder will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Claimholders (other than any Liens of any Claimholders constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations held by the Controlling Claimholders, each Non-Controlling Claimholder will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Claimholders retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Claimholders (other than any Liens of the Claimholders constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Claimholders are granted Liens on any additional collateral pledged to any Claimholders as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Claimholders as set forth in this Agreement (other than any Liens of any Claimholders constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.1(a) of this Agreement, and (D) if any Claimholders are granted adequate protection with respect to the Obligations subject hereto, including in the form of periodic payments, in connection with such use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.1(a) of this Agreement; provided that the Claimholders shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Claimholders or their Representative that shall not constitute Shared Collateral; provided, further, that the Claimholders receiving adequate protection shall not object to any other Claimholder receiving adequate protection comparable to any adequate protection granted to such Claimholders in connection with a DIP Financing or use of cash collateral.

(c) If any Claimholder is granted adequate protection (A) in the form of Liens on any additional collateral, then each other Claimholder shall be entitled to seek, and each Claimholder will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the Claimholders as set forth in this Agreement, (B) in the form of a superpriority or other administrative claim, then each other Claimholder shall be entitled to seek, and each Claimholder will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (C) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Obligations pursuant to Section 2.1.

Section 2.6 Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash. This Section 2.6 shall survive termination of this Agreement.

Section 2.7 Insurance and Condemnation Awards. As among the Claimholders, the Controlling Representative shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any other Claimholder receives proceeds of such insurance policy in such capacity and such proceeds are not permitted or required to be returned to any Grantor under the applicable Documents, such proceeds shall be turned over to the Controlling Representative for application as provided in Section 2.1 hereof.

Section 2.8 [Reserved].

Section 2.9 Gratuitous Bailee/Agent for Perfection.

(a) The Controlling Representative shall be entitled to hold any Possessory Collateral constituting Shared Collateral.

(b) Notwithstanding the foregoing, each Representative agrees to hold any Possessory Collateral constituting Shared Collateral and any other Shared Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Claimholder (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee, solely for the purpose of perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable Collateral Documents, in each case, subject to the terms and conditions of this Section 2.9. Solely with respect to any Deposit Accounts constituting Shared Collateral under the control (within the meaning of Section 9-104 of the UCC) of any Representative, each such Representative agrees to also hold control over such Deposit Accounts as gratuitous agent for each other Claimholder and any assignee solely for the purpose of perfecting the security interest in such Deposit Accounts, subject to the terms and conditions of this Section 2.9.

(c) No Representative shall have any obligation whatsoever to any Claimholder to ensure that the Possessory Collateral and Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.9. The duties or responsibilities of each Representative under this Section 2.9 shall be limited solely to holding any Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control as gratuitous bailee (and with respect to Deposit Accounts, as gratuitous agent) in accordance with this Section 2.9 and delivering the Possessory Collateral constituting Shared Collateral as provided in Section 2.9(e) below.

(d) None of the Representative or any of the Claimholders shall have by reason of the Documents, this Agreement or any other document a fiduciary relationship in respect of the other

Representatives or any other Claimholder, and each Representative and each Claimholder hereby waives and releases the other Representatives and Claimholders from all claims and liabilities arising pursuant to any Representative’s role under this Section 2.9 as gratuitous bailee with respect to the Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control (and with respect to the Deposit Accounts, as gratuitous agent).

(e) At any time the Controlling Representative is no longer the Controlling Representative, such outgoing Controlling Representative shall deliver the remaining Possessory Collateral constituting Shared Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), first, to the then Controlling Representative to the extent Obligations remain outstanding and second, to the applicable Grantor to the extent no Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Shared Collateral) or to whomever may be lawfully entitled to receive the same. The outgoing Controlling Representative further agrees to take all other action reasonably requested by the then Controlling Representative at the expense of the Company in connection with the then Controlling Representative obtaining a first-priority security interest in the Shared Collateral.

Section 2.10 Amendments to Collateral Documents.

(a) Without the prior written consent of each other Representative, each Representative agrees that no Collateral Document may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time or entered into to the extent such amendment, supplement, Refinancing or modification, or the terms of any new Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In determining whether an amendment to any Collateral Document is permitted by this Section 2.10, each Representative may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.

Article III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever any Controlling Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations, or the Shared Collateral subject to any Lien securing the Obligations, it may request that such information be furnished to it in writing by each other Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Controlling Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Claimholder or any other person as a result of such determination.

Article IV.

THE CONTROLLING REPRESENTATIVE

Section 4.1 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Representative to any Non-Controlling Claimholder or give any Non-Controlling Claimholder the right to direct any Controlling Representative, except that each Controlling Representative shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.1 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Claimholder acknowledges and agrees that the Controlling Representative shall be entitled, for the benefit of the Claimholders, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Collateral Documents, as applicable, without regard to any rights to which the Non-Controlling Claimholders would otherwise be entitled as a result of the Obligations held by such Non-Controlling Claimholders. Without limiting the foregoing, each Non-Controlling Claimholder agrees that none of the Controlling Representative or any other Claimholder shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Claimholders from such realization, sale, disposition or liquidation. Each of the Claimholders waives any claim it may now or hereafter have against any Representative of any other Obligations or any other Claimholder arising out of (i) any actions which any such Representative or any Claimholder represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Collateral Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of any Representative to enforce this Agreement, (ii) any election by any Controlling Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code (or any other Bankruptcy Law), of the application of Section 1111(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or (iii) subject to Section 2.5, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Representative shall not (i) accept any Shared Collateral in full or partial satisfaction of any Obligations pursuant to Section 9-620 of the UCC of any jurisdiction or the PPSA of any jurisdiction, without the consent of each Representative representing holders of Obligations for whom such Collateral constitutes Shared Collateral or (ii) “credit bid” for or purchase (other than for cash) Shared Collateral at any public, private or judicial foreclosure upon such Shared Collateral, without the consent of each Representative representing holders of Obligations for whom such Collateral constitutes Shared Collateral.

Section 4.2 Power-of-Attorney. Each Non-Controlling Representative, for itself and on behalf of each other Claimholder for whom it is acting, hereby irrevocably appoints the Controlling Representative and any officer or agent of the Controlling Representative, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Representative or Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.

Article V.

MISCELLANEOUS

Section 5.1 Integration/Conflicts.

This Agreement, together with the other Documents and the Collateral Documents, represents the entire agreement of each of the Grantors and the Claimholders with respect to the subject matter hereof. There are no promises, undertakings, representations or warranties by and among any Representative or Claimholder, written or oral, relative to the subject matter hereof not expressly set forth or referred to herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern and control.

Section 5.2 Effectiveness; Continuing Nature of this Agreement; Severability.

This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the Claimholders may continue, at any time and without notice to any other Claimholders, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting Obligations in reliance hereon. Each Representative, on behalf of itself and each other Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver, receiver-manager, trustee, monitor or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

Section 5.3 Amendments; Waivers.

No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent or Representative and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

Section 5.4 Information Concerning Financial Condition of the Grantors and their Subsidiaries.

Each Representative and its’ Claimholders shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations. Neither Representative nor its’ related Claimholders shall have a duty to advise the other Representative or other Claimholders of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Representative or any Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the other Representative or Claimholders, it or they shall be under no obligation:

(a) to make, and such Representative and such other Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 5.5 Submission to Jurisdiction; Certain Waivers.

Each of the Company, each other Grantor and each Representative, on behalf of itself and each other Claimholder represented by it, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to (i) in all cases other than as provided in clause (ii), the exclusive (subject to Section 5.5(c) below) general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof and (ii) the general jurisdiction of the courts in which a Grantor is the subject of an Insolvency or Liquidation Proceeding;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York or other court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Document shall affect any right that any Representative or other Claimholder may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 5.5 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 5.7 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 5.5(e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

Section 5.6 WAIVER OF JURY TRIAL.

EACH PARTY HERETO, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH SUCH PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

Section 5.7 Notices.

Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by electronic mail or international mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, or three (3) Business Days after depositing it in the mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 5.8 Further Assurances.

Each Representative, on behalf of itself and each other Claimholder represented by it, and the Company and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 5.9 Agency Capacities.

Except as expressly provided herein, (a) Bank of America, N.A. is acting in the capacity of Revolving Agent solely for the Revolving Claimholders and (b) the FPD Representative is acting in the capacity of Representative solely for the Term Loan Claimholders.

Section 5.10 GOVERNING LAW.

THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC, THE PPSA OR APPLICABLE STATE OR FOREIGN LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 5.11 Binding on Successors and Assigns.

This Agreement shall be binding upon each Representative, the Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time. If any of the Representatives resigns or is replaced pursuant to the applicable Documents its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

Section 5.12 Section Headings.

Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 5.13 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.14 [Reserved].

Section 5.15 Authorization.

By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 5.16 No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights.

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Claimholders in relation to one another. None of the Company, any other Grantor nor any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in each case, as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof (other than Section 2.4 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms. Without limitation of any other provisions of this Agreement, the Company and each Grantor hereby (a) acknowledges that it has read this Agreement and consents hereto, (b) agrees that it will not take any action that would be contrary to the express provisions of this Agreement and (c) agrees to abide by the requirements expressly applicable to it under this Agreement.

Section 5.17 No Indirect Actions.

Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

Section 5.18 Additional Grantors.

Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any Document and which grants or purports to grant a lien on any of its assets shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such Document.

Section 5.19 Publication .

This Agreement shall be published at the Register of Personal and Movable Real Rights (Quebec) and at any other relevant registers in the Province of Quebec with respect to all present and future Collateral Documents that are published in the Province of Québec, the whole in accordance with Article 2956 of the Civil Code of Quebec. Each of the Revolving Agent and the FPD Representative and their respective legal counsel, acting alone, is authorized to make such filings or registrations as may be required to give effect to the foregoing.

Section 5.20 Purchase Option .

(a) If (i) the Controlling Claimholders have directed the Controlling Representative to exercise rights and remedies on behalf of the Controlling Claimholders under the applicable Documents, which exercise of rights and remedies the Non-Controlling Claimholders object to or (ii) the Non-Controlling Representative or Non-Controlling Claimholders have directed the Controlling Representative to exercise rights and remedies on behalf of the Non-Controlling Representative or Non-Controlling Claimholders, which exercise of rights and remedies the Controlling Claimholders object to, and such impasse between the Controlling Claimholders, on the one hand, and the Non-Controlling Representative and the Non-Controlling Claimholders, on the other hand, continues for a period of ten (10) consecutive Business Days (a “Purchase Event”), then any one or more of the Controlling Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right (the “Purchase Option”), but not the obligation (each Controlling Claimholder having a ratable right to make the purchase, with each

Controlling Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Controlling Claimholder) within the timeframes provided in Section 5.20(b) below, but not afterwards, to purchase all, but not less than all, of the Obligations held by the Non-Controlling Claimholders (the “Purchase Obligations”). Such purchase will (1) include all Obligations held by the Non-Controlling Claimholders outstanding at the time of purchase, (2) be made pursuant to one or more “assignment and assumption agreements” (each an “Assignment Agreement”) reasonably satisfactory to the Representatives, whereby the purchasing Controlling Claimholders will assume all obligations of the Non-Controlling Claimholders under each of the applicable Documents, and (3) otherwise be subject to the terms and conditions of this Section 5.20. The Non-Controlling Representative and each Non-Controlling Claimholder will retain all rights to indemnification provided in the relevant Documents for all claims and other amounts relating to facts and circumstances in periods prior to the purchase of such Obligations pursuant to this Section 5.20. Not later than sixty (60) days following the occurrence of a Purchase Event, the Controlling Representative may deliver written notice to the Non-Controlling Representative that states that it is exercising the Purchase Option, provided that failure by the Controlling Representative to send such notice shall not subject the Controlling Representative or any Controlling Claimholder to liability or constitute a default or cause a forfeiture of any rights for failing to give such notice or create any claim or right on behalf of any third party.

(b) (i) The Controlling Claimholders desiring to purchase all of the Purchase Obligations (the “Purchasing Claimholders”) will deliver a written notice (the “Purchase Exercise Notice”) to the Non-Controlling Representative that (A) is signed by the Purchasing Claimholders, (B) states that it is a Purchase Exercise Notice under this Section 5.20, (C) states that each Purchasing Claimholder is irrevocably electing to purchase, in accordance with this Section 5.20, the percentage of all of the Purchase Obligations stated in the Purchase Exercise Notice for that Purchasing Claimholder, which percentages must aggregate exactly 100% for all Purchasing Claimholders, and (E) designates a purchase date (the “Purchase Date”) on which the purchase will occur that is not more than fifteen (15) days after the Non-Controlling Representative’s receipt of the Purchase Exercise Notice. At the Non-Controlling Representative’s election, in its sole discretion, a Purchase Exercise Notice will be ineffective if it is received by the Non-Controlling Representative after the event giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist.

(ii) Upon the Non-Controlling Representative’s receipt of an effective Purchase Exercise Notice conforming to Section 5.20(b)(i), the Purchasing Claimholders will be irrevocably obligated to purchase, and the Non-Controlling Claimholders will be irrevocably obligated to sell, the Obligations held by such Non-Controlling Claimholders in accordance with and subject to this Section 5.20.

(c) The purchase price (the “Purchase Price”) for the Purchase Obligations will equal the sum of, without duplication, (i) the principal amount of all loans, advances, or similar extensions of credit included in the Purchase Obligations, and all accrued and unpaid interest thereon through the Purchase Date, (ii) all accrued and unpaid fees, costs, expenses (including, without limitation, legal fees and expenses, including those incurred by the Non-Controlling Representative or any Non-Controlling Claimholder in connection with the Purchasing Claimholders’ exercise under this Section 5.20), indemnities, and other amounts owed to the Non-Controlling Representative or any Non-Controlling Claimholder under the applicable Documents on the Purchase Date, and (iii) the amount of all other Obligations outstanding under the Documents applicable to the Non-Controlling Representative or Non-Controlling Claimholders on the Purchase Date, including, without limitation, the Interest Rate Differential provided for under the terms of each of the Term Loan Agreements. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Claimholders to the bank account designated by the Non-Controlling Representative are received in such bank account prior to 2:00 p.m., New York time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Claimholders to the bank account designated by the Non-Controlling Representative are received in such bank account later than 2:00 p.m., New York time.

(d) On the Purchase Date, (i) the Purchasing Claimholders will execute and deliver an Assignment Agreement (ii) the Purchasing Claimholders will pay the Purchase Price to the Non-Controlling Representative by wire transfer of immediately available funds to such bank account of the Non-Controlling Representative as the Non-Controlling Representative may designate in writing to the Controlling Representative for such purpose and (iii) to the extent not already terminated or extinguished, all commitments on the part of the Non-Controlling Claimholders to fund loans or provide other financial accommodations to the Company under the Documents applicable to the Non-Controlling Claimholders shall be terminated and extinguished without any further action by or notice to any Person.

(e) The Non-Controlling Representative will be entitled to rely on the statements, representations, and warranties in the Purchase Exercise Notice without investigation, even if the Non-Controlling Representative is notified that any such statement, representation, or warranty is not or may not be true.

(f) The purchase and sale of the Purchase Obligations under this Section 5.20 will be without recourse and without any representation or warranty whatsoever by the Non-Controlling Claimholders, except that the Non-Controlling Claimholders shall represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, (i) that the amount of the Obligations held by such Non-Controlling Claimholder being purchased from it is as set forth in the applicable Assignment Agreement, (ii) the Non-Controlling Claimholder owns the Obligations to be purchased free and clear of any Liens and (ii) the Non-Controlling Claimholder has the right to assign such Obligations and the assignment is duly authorized by the Non-Controlling Claimholder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Revolving Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

RADIANT LOGISTICS, INC.

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

FIERA PRIVATE DEBT IV LP, by its general partner
FIERA PRIVATE DEBT FUND GP INC.

By:	/s/ Dino Fracassi
Name: Dino Fracassi Title: Managing Director

By:	/s/ Brian Ko
Name: Brian Ko Title: Managing Director

FIERA PRIVATE DEBT V LP, by its general partner
FIERA PRIVATE DEBT FUND GP INC.

By:	/s/ Dino Fracassi
Name: Dino Fracassi Title: Managing Director

By:	/s/ Brian Ko
Name: Brian Ko Title: Managing Director

Email: dfracassi@fieracapital.com

Address: 200 Bay Street, South Tower Suite 3800 Toronto, ON M5J 2J1

RADIANT LOGISTICS, INC.

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

Acknowledged and Agreed to by:

RADIANT LOGISTICS, INC.,

a Delaware corporation

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	Chairman and Chief Executive Officer

RADIANT GLOBAL LOGISTICS, INC.,

a Washington corporation

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	Chairman and Chief Executive Officer

ADCOM EXPRESS, INC.,

a Minnesota corporation

RADIANT ROAD & RAIL, INC.,

a Delaware corporation

DBA DISTRIBUTION SERVICES, INC.,

a New Jersey corporation

RADIANT TRADE SERVICES, INC.,

a Delaware corporation

RADIANT TRANSPORTATION SERVICES, INC.,

a Delaware corporation

SERVICE BY AIR, INC.,

a New York corporation

INTERNATIONAL FREIGHT SYSTEMS (OF OREGON), INC.,

an Oregon corporation

GREEN ACQUISITION COMPANY, INC.,

a Washington corporation

HIGHWAYS AND SKYWAYS, INC.,

a Kentucky corporation

RADIANT GLOBAL LOGISTICS (CA), INC.,

a Delaware corporation

ON TIME EXPRESS, INC.,

an Arizona corporation

RADIANT CUSTOMS SERVICES, INC.,

a New York corporation

2062698 ONTARIO INC.,

an Ontario corporation

RADIANT GLOBAL LOGISTICS (CANADA) INC.,

an Ontario corporation

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	Chairman and Chief Executive Officer

1

RADIANT GLOBAL LOGISTICS (CANADA) INC.,

an Ontario corporation

RADIANT LOGISTICS GLOBAL SERVICES, INC.,

a Delaware corporation

NAVEGATE, INC,.1

a South Dakota corporation

RADIANT WORLD TRADE SERVICES, INC.,

a Minnesota corporation

CENTRADE, INC.,

a Minnesota corporation

NAVEGATE LOGISTICS, LTD.,

a Minnesota corporation

RADIANT LOGISTICS DOMESTIC SERVICES, INC.,

a Delaware corporation

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	Chairman and Chief Executive Officer

RADIANT OFF-SHORE HOLDINGS LLC,

a Washington limited liability company,

NAVEGATE DOMESTIC, LLC,

a South Dakota limited liability company

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	President

RADIANT LOGISTIC PARTNERS LLC,

a Delaware limited liability company

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	Manager

__________________________

[1] Navegate, Inc. will change its name to Radiant Drayage Services, Inc. which may not occur until after the loan closing.

2

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, WA 98057

Attn: Bohn H. Crain, Chairman and CEO

Phone: (425) 943-4539

Fax: (425) 943-4598

bhcrain@radiantdelivers.com

RADIANT LOGISTICS, INC.

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

Exhibit A
to First Lien Pari Passu Intercreditor Agreement

FORM OF GRANTOR JOINDER AGREEMENT

GRANTOR JOINDER AGREEMENT NO. [ ] “this “Grantor Joinder Agreement”) dated as of [ ], 20[ ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of August 5, 2022 (the “Pari Passu Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Revolving Agent, and FIERA PRIVATE DEBT FUND IV LP and FIERA PRIVATE DEBT FUND V LP, as FPD Lenders, and acknowledged and agreed to by RADIANT LOGISTICS INC. (the “Company”) and certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

The undersigned, [______________], a [________________], (the “New Grantor”) wishes to acknowledge and agree to the Pari Passu Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 5.18 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the Representatives and the Claimholders:

Section 1. Accession to the Pari Passu Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Pari Passu Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 5.18 thereof, (b) agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Pari Passu Intercreditor Agreement. This Grantor Joinder Agreement supplements the Pari Passu Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 5.18 of the Pari Passu Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Representative and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by electronic mail or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.

Section 4. Section Headings. Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Exhibit A – Page 1

Section 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement subject to any limitations set forth in the Pari Passu Intercreditor Agreement with respect to the Grantors.

Section 6. Governing Law. THIS GRANTOR JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 7. Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.7 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.7 of the Pari Passu Intercreditor Agreement.

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[		]

By:
Name:
Title:

Address:

Exhibit A – Page 2

CHAR1\1922046v3